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                              UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, DC 20549


                                FORM 8-K


                             CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF
                  THE SECURITIES EXCHANGE ACT OF 1934

   Date of Report (Date of earliest event reported): March 24, 2000
                                                    (March 23, 2000)



COMMISSION FILE NUMBERS:  UNITED STATIONERS INC.:        0-10653
                          UNITED STATIONERS SUPPLY CO.: 33-59811




                        UNITED STATIONERS INC.
                     UNITED STATIONERS SUPPLY CO.
      (Exact name of Registrant as specified in its charter)





UNITED STATIONERS INC.:            DELAWARE                      36-3141189
UNITED STATIONERS SUPPLY CO.:      ILLINOIS                      36-2431718
                            (State or other jurisdiction of    (IRS Employer
                             incorporation or organization)  Identification No.)





                              2200 EAST GOLF ROAD
                       DES PLAINES, ILLINOIS 60016-1267
                               (847) 699-5000


  (Address, including zip code and telephone number, including area code, of registrant's executive offices)

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          UNITED STATIONERS INC. AND UNITED STATIONERS SUPPLY CO.




ITEM 5.  OTHER EVENTS

     United Stationers Inc. announced that United Stationers Supply Co. (the "Company"), its wholly owned subsidiary, is calling the remaining $100 million of its 12.75% Senior Subordinated Notes due 2005 (the "Notes") for redemption. The CUSIP number related to the Notes is 913008 AB 4. The Notes will be redeemed on May 2, 2000 at a redemption price of 106.375% of the principal amount plus accrued interest to the redemption date. The redemption price will be financed through funds generated from the Company's operations and available borrowings under its revolving credit agreement.

ITEM 7.  EXHIBITS

Exhibit 99
        Press release issued by the Company on March 23, 2000.


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    United Stationers Inc.
                                    United Stationers Supply Co.


Dated:  March 24, 2000              By:  /s/ Randall W. Larrimore
                                         ---------------------------------------
                                         Randall W. Larrimore
                                         President, Chief Executive Officer, and
                                         Interim Chief Financial Officer